UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 17, 2010
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	001-14471 (Commission File Number)	52-1574808 (IRS Employer Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
 (Address of principal executive offices) (Zip Code)
(602) 808-8800
 (Registrant’s telephone number, including area code)
N/A
 (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
The Company Receives Notice of Intent to Issue a Reexamination Certificate from the USPTO
     On March 17, 2010, Medicis Pharmaceutical Corporation (the “Company”) received a Notice of Intent to Issue a Reexamination Certificate (“NIRC”) issued by the U.S. Patent and Trademark Office (“USPTO”) in connection with the USPTO’s reexamination of U.S. Patent No. 5,908,838 (the “’838 Patent”) related to the Company’s acne medication SOLODYN®. As previously reported, in connection with the reexamination proceedings, which commenced in 2008, the USPTO issued non-final rejections of certain claims of the ’838 Patent in March 2009 and November 2009, and the Company filed responses to such rejections in May 2009 and January 2010, respectively. The NIRC states that the USPTO has closed the reexamination proceedings and intends to issue a Reexamination Certificate as to patentable claims 3, 4, 12, and 13 (which claims are the subject of previously reported patent infringement law suits filed by the Company in Delaware and Maryland) as well as new claims 19-34. The USPTO determined that the claims are patentable over all the cited prior art, and has withdrawn its previous rejections of the claims.
The Company Receives a Paragraph IV Patent Certification from Taro Pharmaceuticals U.S.A., Inc.
     On March 17, 2010, the Company received a Paragraph IV Patent Certification from Taro Pharmaceuticals U.S.A., Inc. (“Taro”), advising that Taro has filed an Abbreviated New Drug Application (“ANDA”) with the U.S. Food and Drug Administration (“FDA”) for a generic version of VANOS® fluocinonide cream 0.1%. Taro has not advised the Company as to the timing or status of the FDA’s review of its filing, or whether Taro has complied with FDA requirements for proving bioequivalence. Taro’s Paragraph IV Certification alleges that the Company’s U.S. Patent No. 6,765,001 (the “’001 Patent”) and U.S. Patent No. 7,220,424 (the “’424 Patent”) will not be infringed by Taro’s manufacture, use and/or sale of the product for which the ANDA was submitted. The expiration date for the ’001 Patent is in 2021, and the expiration date for the ‘424 Patent is in 2024. The Company is evaluating the details of Taro’s certification letter and considering its options.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2010	By:	/s/ Jason D. Hanson
Jason D. Hanson
Executive Vice President, General Counsel and Corporate Secretary